Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, United Security Bancshares, Inc. (the “Corporation”) proposes to file a registration statement on Form S-3 under the Securities Act of 1933, as amended, in connection with the Corporation’s offer to rescind purchases of shares of common stock of the Corporation under or pursuant to the United Security Bancshares, Inc. Employee Stock Ownership Plan (With 401(k) Provisions).

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that the Corporation and the undersigned directors and officers of said Corporation, individually as a director and/or as an officer of the Corporation, hereby make, constitute and appoint each of R. Terry Phillips and Larry M. Sellers their true and lawful attorney-in-fact for each of them and in each of their names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said registration statement and any appropriate amendments thereto, together with all necessary exhibits.

The Corporation hereby authorizes said persons or any one of them to execute said registration statement and any appropriate amendments thereto on its behalf as attorney-in-fact for it and its authorized officers, and to file the same as aforesaid.

The undersigned directors and officers of the Corporation hereby authorize said persons or any one of them to execute said registration statement and any appropriate amendments thereto on their behalf as attorney-in-fact for them, and to file the same as aforesaid.

Dated as of October 23, 2003

UNITED SECURITY BANCSHARES, INC.

/s/ R. Terry Phillips

R. Terry Phillips, President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Larry M. Sellers

Larry M. Sellers, Vice President, Secretary and Treasurer (Principal Financial Officer)

/s/ Robert Steen

Robert Steen, Assistant Vice President, Assistant Treasurer and Principal Accounting Officer

/s/ Dan R. Barlow

Dan R. Barlow, Assistant Vice President and Director

/s/ Linda H. Breelove

Linda H. Breedlove, Director

/s/ Gerald P. Corgill

Gerald P. Corgill, Director

Wayne C. Curtis, Director

/s/ John C. Gordon

John C. Gordon, Director

/s/ William G. Harrison

William G. Harrison, Director

/s/ Hardie M. Kimbrough

Hardie B. Kimbrough, Director

/s/ Jack W. Meigs

Jack W. Meigs, Director

/s/ Ray Sheffield

Ray Sheffield, Director

/s/ James C. Stanley

James C. Stanley, Director

/s/ Howard M. Whitted

Howard M. Whitted, Director

/s/ Bruce N. Wilson

Bruce N. Wilson, Director